IN THE UNITED STATES DISTRICT COURT FOR THE
                          WESTERN DISTRICT OF OKLAHOMA

UNITED STATES OF AMERICA       )
ex re1., ROGER L. EDIGER,      )
                               )
Plaintiff,                     )
                               )Case No. CIV-02-1493-R
           -vs-                )
                               )
GOLD BANC CORPORATION, INC.,   )
and GOLD BANK OF OKLAHOMA,     )
Defendants.                    )

                                      ORDER

      The United States and the defendants, Gold Banc Corporation, Gold Bank Oklahoma and Gold Bank Kansas (collectively, "Gold Banc") have reached an agreement to settle this litigation. A copy of the Settlement Agreement is attached as Exhibit 1. Relator Roger Ediger agrees that the settlement agreed to by the United States and Gold Banc is fair, adequate and reasonable pursuant to 31 U.S.C. ss. 3730(c)(2)(B). Accordingly, in light of the Settlement Agreement, it is hereby ORDERED:

1. The Court approves the settlement as being fair, adequate and reasonable, pursuant to 31 U.S.C. ss. 3730(c)(2)(B).

2. This case is dismissed with prejudice as to all parties, pursuant to 31 U.S.C. ss. 3730(c)(2)(B).

3. The United States and Gold Banc each will bear its own costs, expenses and attorneys' fees; and,

4. The Court retains jurisdiction over this matter to enforce the terms of the Settlement Agreement, as well as for the limited purpose of adjudicating the

            Relators' share issue pursuant to 31 U.S.C. ss. 3730(d).

        IT IS SO ORDERED this 19th day of November, 2004.


                               /s/ David L. Russell
                               -----------------------------------------
                               DAVID L. RUSSELL
                               UNITED STATES DISTRICT JUDGE